Exhibit 99.1

           Occupational Health + Rehabilitation Inc Reports
             Net Loss of $100,000 in Second Quarter 2003

    HINGHAM, Mass.--(BUSINESS WIRE)--Aug. 21, 2003--Occupational
Health + Rehabilitation Inc ("OH+R") (OTCBB:OHRI) reported financial results for the second quarter ended June 30, 2003.

    Quarter Highlights:

    --  9% decrease in revenue to $13,150,000 from $14,381,000 in
        2002.

    -- 11% decrease in center operating profits to $1,707,000 from $1,909,000 in 2002.

    --  Income from operations of $137,000 versus $316,000 in 2002.

    -- Net loss of $100,000 in 2003 versus a net profit of $85,000 in 2002.

    --  EBITDA of $353,000 in 2003 compared to $489,000 in 2002.

    Year-to-Date Highlights:

    --  5% decrease in revenue to $26,622,000 from $28,089,000 in
        2002.

    -- 1% increase in center operating profits to $3,560,000 from $3,530,000 in 2002.

    -- 13% increase in income from operations to $577,000 from $509,000 in 2002.

    -- Net loss of $32,000 in 2003 versus a net profit of $90,000 in 2002.

    --  EBITDA of $827,000 in 2003 compared to $846,000 in 2002.

    John C. Garbarino, OH+R's President and Chief Executive Officer, said "We continued to feel the negative effects of the general economic slowdown on our operations during the second quarter. A slowdown in economic activity results in lower utilization of pre-employment and injury prevention services as well as a decrease in work-related injuries and the related injury treatment services. The reported loss for the second quarter really reflects a very poor May since both April and June were at breakeven. In May, all the major metrics by which we measure our business were substantially below those for the prior year, after showing modest gains in each of the earlier months of 2003. June saw a strong rebound but July was soft, with many workers taking their summer vacations.
    "Although total revenue was down 9%, same center revenue in our core business of occupational medicine increased 3% during the quarter. The lower overall revenues were attributable to the elimination of low margin centers in Connecticut early in the year and the cessation of urgent care services, another low margin business, in Tennessee at the end of March.
    "Costs for certain expense categories have risen significantly while our ability to raise prices has not. Increases in general and professional liability insurance expense, depreciation and interest expense have added about $400,000 to our costs this quarter. The healthcare industry is reeling from massive increases in insurance premiums over the past six to nine months. Depreciation expense increased because we started the roll out of our upgraded practice management system in April and began to depreciate the associated assets. When fully implemented in the second quarter of 2004, this system will provide us with much greater efficiencies as well as substantial cost savings. Interest expense has risen because we drew down $2,800,000 on our credit line and issued $2,700,000 of notes payable in connection with the repurchase of our preferred stock in March.
    "The parent company of our asset-based lender, DVI Business Credit Corporation, has experienced growing financial difficulties in recent weeks and has indicated that it will probably soon have to file for bankruptcy protection. In light of DVI's situation, various asset-based lenders have submitted proposals for assuming our loan. I am pleased to report, however, that yesterday CapitalSource Finance LLC, a wholly-owned subsidiary of CapitalSource Inc. (NYSE: CSE), located in Chevy Chase, Maryland, informed us that it had purchased our account, along with certain others, from DVI. It is our objective to enter into a long-term loan agreement with a new asset-based lender some time within the next two months."
    OH+R is a leading occupational healthcare provider specializing in the prevention, treatment and management of work-related injuries and illnesses, as well as regulatory compliance services. The company currently operates 36 occupational health centers, and also delivers workplace health services at employer locations throughout the United States. OH+R's mission is to reduce the cost of work-related injuries/illnesses and other healthcare costs for employers while improving the health status of employees through high quality care and extraordinary service. OH+R is expanding its network of service delivery sites throughout the United States, principally through joint ventures and management agreements with hospitals and development of its workplace health programs.
    Statements contained in this release that are not based on historical information are forward looking statements subject to uncertainties and risks, including, but not limited to, economic conditions; pricing issues; the impact of competition; and other factors discussed in OH+R's filings with the Securities and Exchange Commission.



               OCCUPATIONAL HEALTH + REHABILITATION INC
                    Unaudited Financial Highlights
               (in thousands, except per share amounts)

                       Statements of Operations

                                  Three Months Ended  Six Months Ended
                                         June 30,         June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------
Revenue                            $13,150  $14,381  $26,622  $28,089
                                   -------- -------- -------- --------

Center operating profit             $1,707   $1,909   $3,560   $3,530
                                   -------- -------- -------- --------

Operating margin                      13.0%    13.3%    13.4%    12.6%
                                   -------- -------- -------- --------

Income from operations                $137     $316     $577     $509
                                   -------- -------- -------- --------

Net (loss) income                    $(100)     $85     $(32)     $90
                                   -------- -------- -------- --------

EBITDA                                $353     $489     $827     $846
                                   -------- -------- -------- --------

Net loss available to
  common shareholders                $(100)    $(85)   $(178)   $(250)
                                   -------- -------- -------- --------

Net loss per common share
          -basic and diluted        $(0.03)  $(0.06)  $(0.08)  $(0.17)
                                   -------- -------- -------- --------

Weighted average common shares
  outstanding
          -basic and diluted         3,088    1,480    2,360    1,480
                                   -------- -------- -------- --------

                            Balance Sheets
                                                       June   December
                                                       30,    31,
                                                       2003   2002
                                                     -------- --------
Assets:
        Cash                                          $2,272   $1,674
        Accounts receivable, net                       8,554    9,736
        Other current assets                           1,376    1,553
        Non-current assets                            12,030   11,434
                                                     -------- --------
                                                     $24,232  $24,397
                                                     ======== ========

Liabilities and Stockholders' Equity:
        Current liabilities                          $13,599   $8,914
        Long-term debt                                 2,313      942
        Other long-term liabilities                      932    1,040
        Deferred credit                                    -      530
        Minority interests                             1,376    1,422
        Redeemable preferred stock                         -   10,653
        Stockholders' equity                           6,012      896
                                                     -------- --------
                                                     $24,232  $24,397
                                                     ======== ========

    CONTACT: Occupational Health + Rehabilitation Inc
             John C. Garbarino
             Keith G. Frey
             781-741-5175